                                                Filed Pursuant to Rule 424(B)(3)
                                                   Commission File No. 333-55984


       Supplement dated October 15, 2001, to Prospectus dated May 11, 2001


MINIMUM INVESTMENT            TERM TO MATURITY              ANNUAL INTEREST RATE*
------------------       ---------------------------        ---------------------
       $100                      120 Months                          8.375%
       $100                   96 to 119 Months                       8.250%
       $100                    72 to 95 Months                       8.125%
       $100                    60 to 71 Months                       8.000%
       $100                    48 to 59 Months                       7.000%
       $100                    36 to 47 Months                       6.750%
       $100                    24 to 35 Months                       6.500%
       $100                    12 to 23 Months                       6.250%
     $250,000                    120 Months                          8.750%
     $250,000                 60 to 119 Months                       8.250%

                         INSTALLMENT PAYMENT OPTION

      $2,000                  60 to 120 Months                       6.500%

                          DISCOUNT DEBENTURE OPTION         ANNUAL RATE OF ACCRETION

      $1,000                    36-47 months                         7.000%
      $1,000                    48-59 months                         7.250%
      $1,000                    60-119 months                        8.250%
      $1,000                     120 months                          8.500%

-------------------
* Rates effective October 15, 2001.